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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We agree to the incorporation by reference in this registration statement of our reports, dated September 6, 1996, on our audit of the financial statements of Physicians Resource Group, Inc.; March 18, 1996, on our audit of Physicians Resource Group, Inc. and Subsidiaries; November 21, 1995, on our audit of Physicians Resource Group, Inc. - Selected Acquisition Practices; March 8, 1996, on our audit of Barnet Dulaney Eye Center, P.L.L.C.; dated April 12, 1996, on our audit of the combined financial statements of Physicians Resource Group, Inc. - Certain Acquisition Practices; dated April 12, 1996, on our audit of the combined financial statements of Key Whitman/Milauskas; dated July 12, 1996, on our audit of the financial statements of Central Florida Eye Associates, P.A. and affiliates; dated July 12, 1996, on our audit of the financial statements of South Texas Retina Consultants, P.A. and affiliates; dated July 12, 1996 on our audit of the financial statements of Edward Yavitz Eye Center, Ltd.; dated August 9, 1996, on our audit of the combined financial statements of Physicians Resource Group, Inc. -Sundry Acquisition Practices; dated September 4, 1996, on our audit of the combined financial statements of Cincinnati Eye Institute, Inc. and affiliate; dated September 6, 1996, on our audit of the financial statements of Tampa Eye Clinic, P.A.; dated September 6, 1996; on our audit of the combined financial statements of The Eye Institute of West Florida, P.A. and Douglas G. Johnson, O.D., P.A.; dated September 3, 1996 on our audit of the financial statements of Gregory L. Henderson, M.D., P.A.; dated October 16, 1996 on our audit of the combined financial statements of Melbourne Eye Associates of Brevard, Inc. and Melbourne Eye Associates, P.A.; dated October 29, 1996, on our audit of the combined financial statements of Frederick A. Hauber, M.D., P.A. and Health Dynamics Specialties, Inc.; dated October 28, 1996, on our audit of the financial statements of Ophthalmological Associates, Ltd.; dated October 28, 1996, on our audit of the financial statements of Stuart J. Kaufman, M.D., P.A.



                                    /s/ ARTHUR ANDERSEN LLP


Dallas, Texas
December 31, 1996